Exhibit 99.1


NEWS

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FOR RELEASE AT 12 P.M. JAN. 11, 2001
------------------------------------
FORD SETS 2001 FINANCIAL MILESTONES

DEARBORN, Mich., Jan. 11, 2001 - Ford Motor Company [NYSE: F], after finishing 2000 with record sales, goes into 2001 with its strongest brand and product-line up ever. In keeping with Ford's shareholder and consumer focus, the company today released its financial milestones for 2001.

"The year 2000 was a tremendous year. The Ford Motor Company rewarded shareholders by distributing $12 billion in cash and securities," said President and CEO Jacques Nasser. "The Ford Focus became the best-selling car in the world, the F-Series was the world's top-selling truck, and the Ford Explorer finished as America's most popular SUV for the 10th year in a row.

"Putting customers first and leveraging our competitive advantages are the basic building blocks of our strategy," Nasser said. "One of those advantages is open communications, and that tradition continues today with our 2001 financial goals. Even though we face a more challenging industry environment in the U.S., these milestones demonstrate that Ford, aided by e-commerce initiatives, intends to deliver another year of growth and strong financial results that support our consumer-focused, shareholder driven strategy."

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                                       -2-

The 2001 milestones are:

Total Company                    Milestone
-------------                    ---------
o        Revenue                 Grow by $5 billion

Automotive                       Milestone
----------                       ---------
o        North America           Achieve 4 percent-plus return on sales
o        Europe                  Achieve 1 percent-plus return on sales
o        South America           Improve results
o        Asia-Pacific            Achieve profitability
o        Total costs             Down $1 billion (at constant volume and mix)
o        Capital spending        Contain at $8 billion or less

Automotive Related               Milestone
------------------               ---------
o        Ford Credit             Improve returns and grow earnings by 10 percent

The 2000 milestones will be updated when Ford releases its fourth quarter and full-year 2000 earnings on Jan. 18.

Ford Motor Company is the world's second largest automaker, with approximately 335,000 employees in 200 markets on six continents. Its automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Credit, Quality Care and Hertz.
                                       ###

Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth; currency or commodity price fluctuations; economic difficulties in South America or Asia; higher fuel prices; a market shift from truck sales in the U.S.; lower-than-anticipated residual values for leased vehicles; labor or other constraints on our ability to restructure our business; increased safety or emissions regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities; and the discovery of defects in vehicles resulting in recall campaigns, increased warranty costs or litigation.